   As filed with the Securities and Exchange Commission on December 22, 2006
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  NOVELIS INC.
             (Exact name of registrant as specified in its charter)

                  Canada                                 98-0442987
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                       3399 Peachtree Road, NE, Suite 1500
                             Atlanta, Georgia 30326
          (Address, including zip code, of Principal Executive Offices)

                        Novelis Savings & Retirement Plan
                           Novelis Hourly Savings Plan
                            (Full title of the plans)

                          Leslie J. Parrette, Jr., Esq.
                                 General Counsel
                                  Novelis Inc.
                       3399 Peachtree Road, NE, Suite 1500
                             Atlanta, Georgia 30326
                                 (404) 814-4200
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Jeffrey T. Haughey, Esq.
                       Blackwell Sanders Peper Martin LLP
                                 Plaza Colonnade
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE
----------------------------------------- --------------- ----------------------- ---------------------- --------------------
                                                             Proposed maximum       Proposed maximum
Title of securities to be registered (1)   Amount to be     offering price per     aggregate offering         Amount of
                                          registered (2)        share (3)                 price           registration fee (4)
----------------------------------------- --------------- ----------------------- ---------------------- --------------------
Common shares, no par value                 1,030,000             $ 26.72              $27,521,600            $ 2944.81
----------------------------------------- --------------- ----------------------- ---------------------- --------------------

(1)  Includes a common  share  purchase  right  attached  to each  common  share pursuant to Novelis  Inc.'s  Shareholder  Rights  Agreement.  In  addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended,  this
     Registration  Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)  This  Registration  Statement  covers 1,000,000 common shares to be offered and sold pursuant to the Novelis  Savings &  Retirement Plan and 30,000
     common shares to be offered and sold pursuant to the Novelis Hourly Savings
     Plan.  Also covers any  additional  common shares that may be issued as the result of any future stock  split,  stock  dividend or other  anti-dilution provision.

(3)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rule 457 (c) and (h) under  the  Securities  Act of 1933.  The maximum  offering  price per share is based on the  average of the high and low prices of the common shares  reported on the New York Stock Exchange on
     December 19, 2006.

(4)  On January 13, 2005,  Novelis Inc. filed a  registration  statement on Form
     S-8 (File No. 333-122028) to register 500,000 common shares pursuant to the
     Alcancorp  Employees' Savings Plan and 15,000 common shares pursuant to the
     Alcancorp  Hourly  Employees'  Savings Plan.  There are  currently  340,698
     common   shares   registered   pursuant  to  such  plans  under  the  prior
     registration  statement  that have not been  issued.  Pursuant  to  General
     Instruction E to Form S-8,  $915.49 of registration  fees paid with respect to such  shares  are being  carried  forward  from the  prior  registration statement. As a result, the registration fee of $2944.81 has been offset by
     $915.49,  and the  registration  fee paid with  this  filing  reflects  the reduction for the fee carried forward.

                                Explanatory Note

     Novelis Inc. (the "Company") has filed this Registration  Statement on Form
S-8 to register the offer and sale of 1,000,000  common  shares  pursuant to the
Novelis  Savings &  Retirement  Plan (the "Savings  Plan") and 30,000 common shares  pursuant to the Novelis  Hourly  Savings  Plan (the "Hourly  Plan").  On
January 13, 2005, the Company filed a  registration  statement on Form S-8, File
No. 333-122028 (the "Prior Registration  Statement"),  to register the offer and sale  of  500,000  common  shares  of the  Company  pursuant  to  the  Alcancorp
Employees'  Savings  Plan (the "AESP") and 15,000  common  shares of the Company pursuant to the  Alcancorp  Hourly  Employees'  Savings  Plan (the  "HESP").  In
November 2005,  the Company  adopted the Savings Plan and the Hourly Plan and in
December 2005  transitioned  its employees from the AESP to the Savings Plan and from the HESP to the Hourly Plan. Under the Prior Registration Statement,  there is an aggregate of 340,698 common shares  registered for offer and sale pursuant to the AESP and the HESP that have not been issued (the "Unissued Shares").

     In accordance  with the  principles  set forth in  Interpretation  89 under
Section G of the Manual of Publicly Available  Telephone  Interpretations of the
Division of Corporation  Finance of the Securities and Exchange Commission (July
1997) and  Instruction  E to Form S-8,  the  Unissued  Shares,  and the  $915.49
registration  fee allocable  thereto,  are being carried  forward from the Prior
Registration Statement.

     Contemporaneously  with the  filing  of this  Registration  Statement,  the
Company is filing an amendment to post-effectively  amend the Prior Registration
Statement to deregister the offer and sale of the Unissued Shares.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     As permitted by the rules of the  Securities and Exchange  Commission  (the
"Commission")  under the Securities Act of 1933, as amended,  this  Registration
Statement omits the information specified in Part I of Form S-8.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The  following  documents  filed with the  Commission  by the  Company  are incorporated in this Registration Statement on Form S-8 by reference:

1.   The Company's Annual Report on Form 10-K for the fiscal year ended December
     31, 2005;

2.   The Company's  Quarterly  Reports on Form 10-Q for the quarters ended March
     31, 2006, June 30, 2006 and September 30, 2006;

3.   All  other  reports  filed  pursuant  to  Section  13(a)  or  15(d)  of the
     Securities  Exchange Act of 1934, as amended (the  "Exchange  Act"),  since
     December 31, 2005,  except for information  furnished under Current Reports on Form  8-K,  which is not  deemed  filed and not  incorporated  herein by reference; and

4.   The description of common shares and purchase  rights  associated with such shares contained in the Company's  Registration  Statement on Form 10 filed pursuant  to Section 12 of the  Exchange  Act,  including  the  information statement filed as Exhibit 99.1 thereto,  and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company or by the plans pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective  amendment which indicates that all securities  offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold,  shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not  applicable.

Item 5. Interests of Named Experts and Counsel

     Not  applicable.

                                      II-1

Item 6. Indemnification of Directors and Officers

         The Canada Business Corporations Act (the "Act"), the governing act to which the Company is subject, provides that,

     (1) a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another  individual who acts or acted at the  corporation's  request as a director  or officer or an  individual acting in a similar capacity, of another entity,  against all costs, charges and expenses,  including  an amount  paid to settle an action or satisfy a judgment, reasonably  incurred  by the  individual  in  respect  of any  civil,  criminal, administrative,  investigative  or other  proceeding in which the  individual is involved because of that association with the corporation or other entity.

     (2) a  corporation  may  advance  moneys to a  director,  officer  or other individual  for the costs,  charges and expenses of a proceeding  referred to in paragraph (1). However,  the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

     (3) a  corporation  may not indemnify an individual  under  paragraph  (1), unless the individual:

          (a) acted honestly and in good faith with a view to the best interests of the  corporation,  or, as the case may be, to the best  interests of the other entity for which the individual  acted as a director or officer or in a similar capacity at the corporation's request; and

          (b) in the case of a criminal or  administrative  action or proceeding that is enforced  by a monetary  penalty,  the  individual  had  reasonable grounds for believing that the individual's conduct was lawful.

     (4) a  corporation  may with the  approval  of a court  indemnify  a person referred to in paragraph (1), or advance moneys under  paragraph (2), in respect of an action by or on behalf of the  corporation  or other  entity to  procure a judgment in its favor,  to which the  individual  is made a party because of the individual's  association  with the  corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual  in  connection  with  such  action  if the  individual  fulfils  the conditions set out in paragraph (3).

     (5) despite  paragraph  (1), an individual  referred to in paragraph (1) is entitled to indemnity from the corporation in respect of all costs,  charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative,  investigative or other proceeding to which the  individual  is subject  because of the  individual's  association  with the corporation  or other entity as described  in paragraph  (1), if the  individual seeking indemnity:

          (a) was not judged by the court or other  competent  authority to have committed any fault or omitted to do anything that the individual  ought to have done; and

          (b) fulfils the conditions set out in paragraph (3).

     The  Directors'  Standing  Resolution   pertaining  to  indemnification  of
directors and officers of the  corporation  represents,  in general  terms,  the extent to which  directors and officers may be  indemnified by the Company under the Act. This resolution provides as follows:

     "14. (1) INDEMNITY - Subject to the limitations  contained in the governing
Act but without limit to the right of the  Corporation  to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer,  a former
Director or Officer, or a person who acts or acted at the Corporation's  request as a Director or Officer of a body corporate of which the  Corporation is or was a  Shareholder  or creditor (or a person who  undertakes or has  undertaken  any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and his heirs and legal representatives, against all costs,  charges and  expenses,  including  an amount paid to settle an action or satisfy  a  judgment,  reasonably  incurred  by him  in  respect  of any  civil, criminal, administrative,  investigative or other proceeding to which he is made a party  by  reason  of  being or  having  been a  Director  or  Officer  of the
Corporation  or such body  corporate  or by reason  of  having  undertaken  such liability.

                                      II-2

     (2) ADVANCE OF COSTS - The Corporation  shall advance moneys to a Director,
Officer or other individual for the costs,  charges and expenses of a proceeding referred to in  subsection  (1).  The  individual  shall repay the moneys if the individual does not fulfill the conditions of subsection(3).

     (3)  LIMITATION - The  Corporation  may not indemnify an  individual  under subsection (1) unless the individual:

          (a) acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or  administrative  action or proceeding that is  enforced  by a monetary  penalty,  he had  reasonable  grounds for believing that his conduct was lawful."

     The Company also has an insurance policy covering directors and officers of the Company and of its subsidiaries  against certain  liabilities which might be incurred by them in their  capacities as such,  but  excluding  those claims for which  such  insured  persons  could  be  indemnified  by  the  Company  or  its subsidiaries.

     The board of directors of Novelis Corporation, a wholly-owned subsidiary of the Company  and sponsor of the plans,  adopted  resolutions  requiring  Novelis
Corporation to indemnify, to the extent permitted by law, individuals designated from time to time by the board of  directors  of  Novelis  Corporation  as named fiduciaries,  including but not limited to any individual who is a member of the
Novelis  Employee  Benefits  Committee  or the  Novelis  US  Pension  Investment
Committee,  and any other officer,  director and employee of Novelis Corporation who has or exercises or is alleged to have or exercise fiduciary  authority with respect to the plans (each a "Fiduciary"), and to keep and hold such individuals harmless  from and against any and all damages,  costs,  liabilities,  expenses, actions,  claims,  demands and accounts  whatsoever  which such  individuals may incur, whether jointly or severally,  individually or as a Fiduciary,  by reason of any  act or  omission,  except  with  respect  to any act or  omission  which constitutes  a willful  violation of ERISA.  This  indemnification  shall not be construed as limiting in any way any other indemnification currently, heretofore or hereafter  applicable  to the acts or omissions of any  individual  under the plans.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     4.1  Restated  Certificate  and Articles of  Incorporation  of Novelis Inc.
          (incorporated  by  reference  to Exhibit  3.1 to the Form 8-K filed by
          Novelis Inc. on January 7, 2005 (File No. 001-32312)).

     4.2  By-law No. 1 of Novelis Inc. (incorporated by reference to Exhibit 3.2 to the Form 10 filed by Novelis  Inc. on  November  17, 2004 (File No.
          001-32312)).

                                      II-3

     4.3  Shareholder  Rights  Agreement  between  Novelis  Inc. and CIBC Mellon
          Trust  Company  (incorporated  by reference to Exhibit 4.1 to the Form
          10-K filed by Novelis Inc. on March 30, 2005 (File No. 001-32312)).

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of PricewaterhouseCoopers LLP.

     24   Power  of  Attorney   (included  in  signature  page  of  Registration
          Statement).

         The Company hereby undertakes that, to the extent required, it has submitted or will submit the plans and any amendment thereto to the
         Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

Item 9.  Undertakings

(A)  The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include  any  prospectus  required  by Section  10(a)(3) of the
     Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  Registration  Statement  (or the  most  recent post-effective amendment thereof) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the
     Registration  Statement.  Notwithstanding  the  foregoing,  any increase or decrease  in volume of  securities  offered (if the total  dollar  value of securities  offered  would not exceed  that which was  registered)  and any deviation from the low or high end of the estimated  maximum offering range may be  reflected  in the form of  prospectus  filed  with  the  Commission pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set  forth in the  "Calculation  of  Registration  Fee"  table in the effective Registration Statement; and

          (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration  Statement or any material change to such information in the Registration Statement;

Provided,  however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information  required  to be  included in a  post-effective  amendment  by those paragraphs  is  contained  in periodic  reports  filed with or  furnished to the
Commission  by the  registrant  pursuant  to Section 13 or Section  15(d) of the
Securities  Exchange  Act of 1934  that are  incorporated  by  reference  in the
Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      II-4

(B)  The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification  for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act of  1933  and is,  therefore,  unenforceable.  In the  event  that a  claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, the Company certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Atlanta, State of Georgia, on December 22, 2006.

                                  NOVELIS INC.

                                  By:  /s/ William T. Monahan
                                       -----------------------------------------
                                        William T. Monahan
                                        Chairman of the Board and
                                        Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below constitutes and appoints William T. Monahan or Leslie J. Parrette, Jr., or any of them, severally,  as his/her  attorney-in-fact and agent, with full power of substitution and resubstitution,  for him/her and in his/her name, place, and stead, in any and all capacities,  to sign any and all post-effective amendments to this registration  statement,  and to file the same with all exhibits hereto, and all other documents in connection  herewith,  with the Commission,  granting unto  said  attorney-in-fact  and  agent,  and  either of them,  full  power and authority to do and perform each and every act and thing  requisite or necessary to be done in and about the  premises,  as fully to all intents and  purposes as he/she might or could do in person,  hereby  ratifying and  confirming  all that said  attorneys-in-fact  and  agents,  or  either  of  them,  or  their  or  his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities indicated on December 22, 2006:

                Signature                                      Title
                ---------                                      -----

  /s/ William T. Monahan                             Chairman of the Board and
------------------------------------
           William T. Monahan                         Chief Executive Officer
                                                   (Principal Executive Officer)

   /s/ Rick Dobson                                    Chief Financial Officer
------------------------------------
               Rick Dobson                         (Principal Financial Officer)

   /s/ Robert M. Patterson                         Vice President and Controller
------------------------------------
           Robert M. Patterson                     (Principal Accounting Officer)

                                                             Director
------------------------------------
          Edward A. Blechschmidt

   /s/ Charles G. Cavell                                      Director
------------------------------------
            Charles G. Cavell

                                      II-6

                Signature                                      Title
                ---------                                      -----

   /s/ Clarence J. Chandran                                   Director
------------------------------------
           Clarence J. Chandran

   /s/ C. Roberto Cordaro                                     Director
------------------------------------
            C. Roberto Cordaro

   /s/ Helmut Eschwey                                         Director
------------------------------------
              Helmut Eschwey

                                                              Director
------------------------------------
           David J. FitzPatrick

   /s/ Suzanne Labarge                                        Director
------------------------------------
             Suzanne Labarge

   /s/ Rudolf Rupprecht                                       Director
------------------------------------
             Rudolf Rupprecht

   /s/ Kevin M. Twomey                                        Director
------------------------------------
             Kevin M. Twomey

   /s/ Edward V. Yang                                         Director
------------------------------------
              Edward V. Yang

   /s/ Leslie J. Parrette, Jr.                    Authorized Representative in the
------------------------------------
         Leslie J. Parrette, Jr.                      United States of America

                                      II-7

     Pursuant to the  requirements  of the  Securities Act of 1933, the trustees
(or other  persons who  administer  the employee  benefit plan) have duly caused this  Registration  Statement  to be  signed on its  behalf by the  undersigned, thereunto duly authorized, in the City of Cleveland,  State of Ohio, on December
22, 2006.

                                     NOVELIS SAVINGS & RETIREMENT PLAN

                                     By:      /s/ John N. Stamatiades
                                          ------------------------------------------------
                                           John N. Stamatiades, on behalf of the
                                           Novelis Employee Benefits Committee
                                           of the Board of Directors of Novelis Corporation

                                     NOVELIS HOURLY SAVINGS PLAN

                                     By:      /s/ John N. Stamatiades
                                          -------------------------------------------------
                                           John N. Stamatiades, on behalf of the
                                           Novelis Employee Benefits Committee
                                           of the Board of Directors of Novelis Corporation

                                      II-8

                                Index of Exhibits

     Exhibit
     Number       Document
     ------       --------

     4.1  Restated  Certificate  and Articles of  Incorporation  of Novelis Inc.
          (incorporated  by  reference  to Exhibit  3.1 to the Form 8-K filed by
          Novelis Inc. on January 7, 2005 (File No. 001-32312)).

     4.2  By-law No. 1 of Novelis Inc. (incorporated by reference to Exhibit 3.2 to the Form 10 filed by Novelis  Inc. on  November  17, 2004 (File No.
          001-32312)).

     4.3  Shareholder  Rights  Agreement  between  Novelis  Inc. and CIBC Mellon
          Trust  Company  (incorporated  by reference to Exhibit 4.1 to the Form
          10-K filed by Novelis Inc. on March 30, 2005 (File No. 001-32312)).

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of PricewaterhouseCoopers LLP.

     24   Power  of  Attorney   (included  in  signature  page  of  Registration
          Statement).